SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11303	95-3737816
(State or other jurisdiction of incorporation )	Commission file number	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California (Address of principal executive offices)	92127 (Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Item 5. Other Events

On April 22, 2003, we issued a press release responding to an article entitled “Veterinarians Versus SARS”, which appeared on the Forbes.com web site on April 10, 2003. The article discussed Severe Acute Respiratory Syndrome (“SARS”) and its potential link to animal coronavirus. The article indicated that we have been involved in the development of animal coronavirus vaccines. While we have previously marketed animal vaccines, we have never developed or marketed an animal coronavirus vaccine, nor do we currently have any plans to develop such a vaccine in the future.

We also announced that on April 9, 2003, we were notified by Agen Biomedical, Ltd. (“Agen”) that Agen was terminating its supply agreement with us due to our alleged breach of contract. Agen currently manufactures certain of our Witness® in-clinic diagnostic products including canine heartworm, feline leukemia, feline heartworm and canine parvovirus. These Witness® products represent a significant percentage of our sales. Based on discussions with our legal counsel, we notified Agen that Agen does not have the right to terminate the Agreement. We are attempting to amicably resolve the dispute with Agen.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a) Financial statements of businesses acquired

Not applicable.

b) Pro forma financial information

Not applicable.

c) Exhibits

99	Press release dated April 22, 2003, entitled “ Synbiotics Responds to Article on SARS and Announces Dispute with Supplier”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date:	April 23, 2003	/s/ KEITH A. BUTLER
Keith A. Butler Vice President—Finance and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM 8-K

UNDER

SECURITIES EXCHANGE ACT OF 1934

SYNBIOTICS CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

99	Press release dated April 22, entitled “ Synbiotics Responds to Article on SARS and Announces Dispute with Supplier”.